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Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor and Media Contacts: Charleigh Shayne Director, Investor Relations (972) 664-8061	Michael L. Paxton Vice President, Chief Financial Officer (972) 301-3658

INTRUSION INC. ELECTS JAMES P. BUCHANAN TO BOARD OF DIRECTORS

        Richardson, Texas—October 17, 2002—Intrusion Inc. (NASDAQ: INTZ), ("Intrusion") today announced that its Board of Directors elected James P. Buchanan to join the Intrusion Board. Mr. Buchanan spent 32 years with EDS in various managerial responsibilities and was a Corporate Vice President when he retired from EDS last year. Mr. Buchanan holds BA and MBA degrees from Texas A&M University and has served on the Texas A&M School of Engineering Advisory Board.

        "We are very pleased to have someone with such a wide range of experience as Mr. Buchanan join our Board," stated G. Ward Paxton, President, Chairman and CEO of Intrusion.

        Mr. Buchanan will also serve on the Audit and Compensation Committees.

About Intrusion Inc.

        Intrusion Inc. is a leading global provider of enterprise security solutions for the information-driven economy. Intrusion's suite of security products help businesses protect critical information assets by quickly detecting, analyzing and responding to network- and host-based attacks. The Company's products include intrusion detection systems, and modular, scalable "Secured by Check Point" VPN security appliances for Check Point Software Technologies' (NASDAQ: CHKP) market-leading VPN-1/FireWall-1. For more information, please visit www.intrusion.com.

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  Exhibit 99.1